Exhibit 99.1

SeaStar Medical Announces Pricing of $9.0 Million Registered Direct Offering Priced At-the-Market

DENVER (January 26, 2024) – SeaStar Medical Holding Corporation (Nasdaq: ICU), a medical technology company developing proprietary solutions to reduce the consequences of hyperinflammation on vital organs, announced today that it has entered into a securities purchase agreement with a single institutional investor to purchase 10,840,761 shares of common stock (or pre-funded warrants in lieu thereof) in a registered direct offering. In a concurrent private placement, the Company also agreed to issue and sell to the investor Series A warrants to purchase up to an aggregate 10,840,761 shares of common stock, and Series B warrants to purchase up to an aggregate 5,420,381 shares of common stock. The combined effective offering price for each share of common stock (or pre-funded warrant in lieu thereof), accompanying Series A warrants and Series B warrants is $0.8302. The Series A warrants will have an exercise price of $0.8302 per share, expire five years from the date of stockholder approval, and will become exercisable upon the date of stockholder approval. The Series B warrants will have an exercise price of $0.8302 per share, expire one year from the date of stockholder approval, and will become exercisable upon the date of stockholder approval. The Company expects to receive gross proceeds in the amount of approximately $9.0 million from the offering.

Maxim Group LLC is acting as the sole placement agent for the offering.

The offering is expected to close on or about January 30, 2024, subject to the satisfaction of customary closing conditions.

The shares of common stock and pre-funded warrants are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-275968) previously filed and declared effective by the Securities and Exchange Commission (SEC). The offering of the shares of common stock and pre-funded warrants will be made only by means of a prospectus supplement that forms a part of the registration statement. The warrants to be issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, at (212) 895-3745.

About SeaStar Medical

SeaStar Medical is a medical technology company that is redefining how extracorporeal therapies may reduce the consequences of excessive inflammation on vital organs. SeaStar Medical’s novel technologies rely on science and innovation to provide life-saving solutions to critically ill patients. The Company is developing and commercializing cell-directed extracorporeal therapies that target the effector cells that drive systemic inflammation, causing direct tissue damage and secreting a range of pro-inflammatory cytokines that initiate and propagate imbalanced immune responses. For more information visit https://seastarmedical.com/or visit us on LinkedIn or X (previously Twitter).

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, SeaStar Medical’s expectations with respect to the first commercial launch of SeaStar Medical’s product. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside SeaStar Medical’s control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results include, but are not limited to: (i) the risk that SeaStar Medical may not be able to obtain regulatory approval of its SCD product candidates; (ii) the risk that SeaStar Medical may not be able to raise sufficient capital to fund its operations, including clinical trials; (iii) the risk that SeaStar Medical and its current and future collaborators are unable to successfully develop and commercialize its products or services, or experience significant delays in doing so, including failure to achieve approval of its products by applicable federal and state regulators, (iv) the risk that SeaStar Medical may never achieve or sustain profitability; (v) the risk that SeaStar Medical may not be able to access funding under existing agreements, including the equity line of credit and forward purchase agreements; (vi) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations, (vii) the risk of product liability or regulatory lawsuits or proceedings relating to SeaStar Medical’s products and services, (viii) the risk that SeaStar Medical is unable to secure or protect its intellectual property, and (ix) other risks and uncertainties indicated from time to time in SeaStar Medical’s Annual Report on Form 10-K, including those under the “Risk Factors” section therein and in SeaStar Medical’s other filings with the SEC.  The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SeaStar Medical assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

LHA Investor Relations
Jody Cain
(310) 691-7100
Jcain@lhai.com

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